For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

HighPoint Resources Announces Second Quarter 2018 Earnings
Release Date and Conference Call

DENVER - July 19, 2018 - HighPoint Resources Corporation (“HighPoint” or the “Company”) (NYSE: HPR) today announced that the Company plans to issue its second quarter 2018 financial and operating results press release after the market close on Wednesday, August 8, 2018. The Company will host a conference call on Thursday, August 9, 2018, to discuss the results. The call is scheduled at 10:00 a.m. Eastern time (8:00 a.m. Mountain time). Please join the webcast conference call live at www.hpres.com, accessible from the Investor Relations page. To join by telephone, call 855-760-8152 (631-485-4979 international callers) with passcode 8494357.

ABOUT HIGHPOINT RESOURCES CORPORATION

HighPoint Resources Corporation (NYSE: HPR) is a Denver, Colorado based company focused on the development of oil and natural gas assets located in the Denver-Julesburg Basin of Colorado. Additional information about the Company may be found on its website www.hpres.com.

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